EXHIBIT 23.02

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91146) pertaining to the 1998 Equity Incentive Plan, the 1998 Employee Stock Purchase Plan, and the 1998 Directors Stock Option Plan, in the Registration Statement (Form S-8 No. 333-68590) pertaining to the 1998 Equity Incentive Plan, the 1998 Employee Stock Purchase Plan, and the 1998 Directors Stock Option Plan, in the Registration Statement (Form S-8 No. 333-90029) pertaining to the Concur Technologies, Inc. 401(k) plan, in the Registration Statement (Form S-8 No. 333-70455) pertaining to the 1998 Equity Incentive Plan, the 1998 Directors Stock Option Plan, the 1998 Employee Stock Purchase Plan, the 1994 Stock Option Plan, and the 1997 Stock Option Plan of 7Software, Inc. and in the Registration Statement (Form S-8 No. 333-31190) pertaining to the 1998 Employee Stock Purchase Plan, the 1998 Equity Incentive Plan, and the 1999 Stock Incentive Plan of Concur Technologies, Inc. of our reports dated November 5, 2002 with respect to the consolidated financial statements and schedule of Concur Technologies, Inc. as of September 30, 2002, and for each of the two years in the period ended September 30, 2002 included in the Annual Report (Form 10-K) for the year ended September 30, 2003.

ERNST & YOUNG LLP

Seattle, Washington

December 19, 2003